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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   Form 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                 May 26, 2000
               Date of Report (Date of earliest event reported)



                               TUT SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                       000-25291                     94-2958543
--------------------------------     ---------------------------      ------------------
(State or other jurisdiction of       (Commission File Number)         (I.R.S. Employer
          incorporation)                                              Identification No.)

                                2495 ESTAND WAY
                       PLEASANT HILL, CALIFORNIA  94523
         (Address of principal executive offices, including zip code)


                                (925) 682-6510
             (Registrant's telephone number, including area code)


                                      N/A
            (Former name or address, if changed since last report)
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Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

     Pursuant to an Agreement for the sale and purchase of the entire issued share capital of Xstreamis Plc ("Xstreamis") dated as of May 26, 2000 (the "Agreement") among Tut Systems, Inc., a Delaware corporation ("Tut"), the Shareholders of Xstreamis (the "Shareholders"), and Philip Corbishley ("Mr. Corbishley"), an individual and former director of Xstreamis, on May 26, 2000 (the "Closing"), Tut acquired the entire issued share capital of Xstreamis by means of exchanging 439,137 shares of Tut common stock and $100,000 in cash on a pro-rata basis among the Shareholders for 16,843,253 shares of Xstreamis. Fully vested options to purchase 10,863 shares of Tut common stock under the Tut 1999 Nonstatutory Option Plan were exchanged for fully vested options to purchase 416,619 shares of Xstreamis on a pro-rata basis among the Xstreamis optionholders. The Xstreamis options were subsequently cancelled. At the Closing, ten percent of the shares issued pursuant to the Agreement were deposited into an escrow account (the "Escrow Fund") to secure the various indemnification and warranty obligations of certain of the Xstreamis former shareholders and affiliates (the "Warrantors"). Mr. Corbishley, in regards to his capacity as director, was one such affiliate. The Escrow fund is to be governed by the terms set forth in the Agreement. The Escrow Fund shall be the sole source of funds available for the fulfillment of any indemnification obligations of the Warrantors to Tut.

     The provisions of the Agreement described in this report are qualified in their entirety by reference to the actual text of that agreement, included as an exhibit to this report.

Item 7.   Financial Statements, ProForma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired.

          The required financial statements will be filed by amendment as soon as practicable.

     (b)  Pro Forma Financial Information.

          The required pro forma financial information will be filed by amendment as soon as practicable.

     (c)  Exhibits.

          The following exhibits are filed herewith:

          2.1 Agreement for the sale and purchase of the entire issued share capital of Xstreamis Plc, by and among Tut Systems, Inc., the shareholders of Xstreamis Plc, and Philip Corbishley, an individual and former director of Xstreamis Plc.*

          99.1 Press release of Registrant, dated May 30, 2000 announcing completion of the acquisition of Xstreamis.
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_______________________
* Certain exhibits to, and schedules delivered in connection with, the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tut agrees to supplementally furnish to the Commission a copy of any such exhibit or schedule upon request.
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                                   SIGNATURE

     Pursuant to requirements of the Securities Exchange Act of 1934, Tut Systems, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 TUT SYSTEMS, INC.

Dated:  June 9, 2000             By:  /s/ Nelson B. Caldwell
                                      ----------------------
                                      Nelson B. Caldwell, Vice President and
                                      Chief Financial Officer